                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 Amendment No. 2

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              SPDR(R) Series Trust
             (Exact name of registrant as specified in its charter)

              Massachusetts                                      See Below
       (State of incorporation or                            (I.R.S. Employer
              organization)                               Identification number)

       One Lincoln Street, Boston,
              Massachusetts                                       02111
(Address of principal executive offices)                        (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

                                                                                     I.R.S. EMPLOYER
         TITLE OF EACH CLASS TO BE REGISTERED                   EXCHANGE          IDENTIFICATION NUMBER
         ------------------------------------           -----------------------   ---------------------
SPDR(R) DJ Wilshire Total Market ETF                    American Stock Exchange         04-3526697

SPDR(R) DJ Wilshire Large Cap ETF                       American Stock Exchange         14-1937147

SPDR(R) DJ Wilshire Large Cap Growth ETF                American Stock Exchange         04-3526701

SPDR(R) DJ Wilshire Large Cap Value ETF                 American Stock Exchange         04-3526672

SPDR(R) DJ Wilshire Mid Cap ETF                         American Stock Exchange         14-1937148

SPDR(R) DJ Wilshire Mid Cap Growth ETF                  American Stock Exchange         14-1937151

SPDR(R) DJ Wilshire Mid Cap Value ETF                   American Stock Exchange         14-1937150

SPDR(R) DJ Wilshire Small Cap ETF                       American Stock Exchange         14-1937152

                                                                                     I.R.S. EMPLOYER
         TITLE OF EACH CLASS TO BE REGISTERED                   EXCHANGE          IDENTIFICATION NUMBER
         ------------------------------------           -----------------------   ---------------------
SPDR(R) DJ Wilshire Small Cap Growth ETF                American Stock Exchange         04-3526668

SPDR(R) DJ Wilshire Small Cap Value ETF                 American Stock Exchange         04-3526667

SPDR(R) DJ Global Titans ETF                            American Stock Exchange         04-3526673

DJ Wilshire REIT ETF                                    American Stock Exchange         04-3526665

KBW Bank ETF                                            American Stock Exchange         14-1937154

KBW Capital Markets ETF                                 American Stock Exchange         14-1937158

KBW Insurance ETF                                       American Stock Exchange         14-1937157

Morgan Stanley Technology ETF                           American Stock Exchange         04-3526664

SPDR(R) S&P(R) Dividend ETF                             American Stock Exchange         14-1937159

SPDR(R)  S&P(R) Aerospace & Defense ETF                 American Stock Exchange         65-1276061

SPDR(R) S&P(R) Biotech ETF                              American Stock Exchange         76-0808148

SPDR(R) S&P(R)  Building & Construction ETF             American Stock Exchange         65-1276063

SPDR(R) S&P(R) Computer Hardware ETF                    American Stock Exchange         65-1276065

SPDR(R) S&P(R) Computer Software ETF                    American Stock Exchange         65-1276067

SPDR(R) S&P(R) Health Care Equipment ETF                American Stock Exchange         65-1276069

SPDR(R) S&P(R) Health Care Services ETF                 American Stock Exchange         65-1276072

SPDR(R) S&P(R) Homebuilders ETF                         American Stock Exchange         76-0808150

                                                                                     I.R.S. EMPLOYER
         TITLE OF EACH CLASS TO BE REGISTERED                   EXCHANGE          IDENTIFICATION NUMBER
         ------------------------------------           -----------------------   ---------------------
SPDR(R) S&P(R) Leisure Time ETF                         American Stock Exchange         65-1276073

SPDR(R) S&P(R) Metals & Mining ETF                      American Stock Exchange         56-2576727

SPDR(R) S&P(R) Oil & Gas Equipment & Services ETF       American Stock Exchange         56-2576785

SPDR(R) S&P(R) Oil & Gas Exploration & Production ETF   American Stock Exchange         56-2576784

SPDR(R) S&P(R) Outsourcing & IT Consulting ETF          American Stock Exchange         65-1276075

SPDR(R) S&P(R) Pharmaceuticals ETF                      American Stock Exchange         56-2576781

SPDR(R) S&P(R) Retail ETF                               American Stock Exchange         56-2576776

SPDR(R) S&P(R) Semiconductor ETF                        American Stock Exchange         76-0808148

SPDR(R) S&P(R) Telecom ETF                              American Stock Exchange         65-1276076

SPDR(R) S&P(R) Transportation ETF                       American Stock Exchange         65-1276077

KBW Mortgage Finance(SM) ETF                            American Stock Exchange         65-1276059

KBW Regional Banking(SM) ETF                            American Stock Exchange         56-2576775

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: [ ]

Securities Act registration statement file number to which this form relates:
333-57793

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant's Securities to be Registered

This Form 8-A/A is being filed for the purpose of changing the name of the registrant (the "Trust" or "Registrant") from "streetTRACKS(R) Series Trust" to "SPDR(R) Series Trust." The Trust, on behalf of each of the equity investment portfolios (the "Funds") set forth in the table on the preceding pages (the "Table"), has previously registered the shares of beneficial interest ("Shares") of the Funds pursuant to Section 12(b) of the Exchange Act pursuant to previously filed Forms 8-A, as amended ("Registrant's Form 8-A"). None of the information set forth in the Table has changed from the Registrant's Form 8-A as previously filed as a result of the Trust's name change.

A description of the Shares is set forth in the Registrant's Registration Statement on Form N-1A (Commission File Nos. 333-57793; 811-08839), which description is incorporated herein by reference as filed with the Securities and Exchange Commission ("Registration Statement"). Supplements to the Trust's Registration Statement with respect to the Trust's name change are also incorporated herein by reference, as filed with the Securities and Exchange Commission on August 1, 2007.

Item 2. Exhibits

(a)(1) Registrant's First Amended and Restated Declaration of Trust, incorporated herein by reference to Exhibit (a) to the Registration Statement.

(a)(2) Registrant's Amendment to the First Amended and Restated Declaration of Trust is filed herewith.

(b) Registrant's Amended and Restated Bylaws, incorporated herein by reference to Exhibit (b) to the Registration Statement.

(c)    Registrant's Form of Global Certificate is filed herewith.

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed in the City of Boston and Commonwealth of Massachusetts on the 1st day of August, 2007.


By: /s/ Ryan M. Louvar
    ---------------------------------
    Ryan M. Louvar
    Assistant Secretary